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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            CORTEZ DEVELOPMENT, LTD.

         1.   The name of this corporation is Cortez Development, Ltd.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and substituting in lieu of said Article the following new Article:

              FIRST:    The name of this corporation is MoliChem Medicines, Inc.

         3. This amendment has been duly adopted by the Board of Directors of the corporation.

         4. Thereafter, the amendment was approved by the holders of a majority of the issued and outstanding shares of the corporation.

         5. The amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by the undersigned, its duly authorized officer this 20th day of February, 2001.


                                                      /s/ LUIS MOLINA
                                                      --------------------------
                                                          Luis Molina, President



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